Exhibit 99.1

Hormel Foods Announces Definitive Agreement To Acquire Brakebush, A
Leading Value-Added Chicken Company

Acquisition Will Strengthen Hormel Foods' Position in a Growing Protein Category and Enhance its Leading Foodservice Capabilities

AUSTIN, Minn., (Sep. 30, 2026) — Hormel Foods Corporation (NYSE: HRL), a Fortune 500 global branded food company, today announced it has entered into a definitive agreement to acquire Brakebush Brothers, LLC, a leading value-added chicken company, from the Brakebush family.

The purchase price is approximately $1.055 billion, and the transaction is expected to close during the first quarter of Hormel Foods' fiscal 2027, subject to customary closing conditions, including regulatory approval.

The acquisition advances Hormel Foods' strategy of investing in growing protein categories, will meaningfully expand the company's position in value-added chicken and is expected to strengthen its leading Foodservice platform through enhanced operator relationships, category expertise and an expanded direct sales organization.

“Brakebush is a highly respected leader in value-added chicken and has earned the trust of customers for more than 100 years through innovation, quality and exceptional relationships,” said Jeff Ettinger, interim chief executive officer. “The company's talented team, strong culture and differentiated capabilities make it an excellent fit for Hormel Foods. Our industry-leading Foodservice business has been a source of growth, and we are excited to meaningfully expand our presence in value-added chicken.”

“Chicken has been one of the most attractive growth categories in protein, and Brakebush has built an exceptional platform to serve that demand,” said John Ghingo, president and chief executive officer-elect. “Hormel Foods has built a strong Foodservice business by helping operators succeed through innovation, service and value-added solutions. We believe that Brakebush will bolster our capabilities, bringing additional scale, expertise and customer reach, in support of our long-term growth strategy.”

“Brakebush has always been a people-first company, built on strong relationships, shared values and a commitment to doing business the right way,” said Carey Brakebush, chairman of the board, Brakebush. “We see those same qualities in Hormel Foods. Their culture, integrity and long-term approach to growth give us great confidence that Brakebush will continue to thrive for our employees, customers and communities in the years ahead.”

Founded in 1925 and headquartered in Westfield, Wisconsin, Brakebush has established itself as a leading, value-added, non-vertically integrated chicken provider, serving a diverse foodservice customer base across national and regional operators. Brakebush generated approximately $1.2 billion in net sales over the last 12 months and operates five production facilities and two research and development labs.

Hormel Foods expects the acquisition to generate growth, unlock operational synergies, and enhance cash flows. The company expects the acquisition to be accretive to adjusted earnings per share beginning in fiscal 2028. The company expects to report the results of Brakebush’s operations primarily in its Foodservice segment.

ADVANCING HORMEL FOODS' GROWTH STRATEGY

Hormel Foods expects the acquisition to provide the following strategic benefits:

•	Strengthens Hormel Foods’ Position in a Growing Protein Category: The addition of Brakebush will significantly expand Hormel Foods' presence in value-added chicken, positioning the company to participate more meaningfully in one of the most attractive segments of protein.

•	Creates a Broader Platform for Foodservice Segment Growth: Brakebush's established direct sales organization, deep relationships and category expertise are expected to enhance Hormel Foods' existing Foodservice capabilities and customer reach. Together, the businesses are expected to be better positioned to serve national and regional operators with high-quality, value-added protein solutions.

•	Adds a Reputable, Scaled Asset: Opportunities to acquire a leading value-added chicken business with Brakebush's scale, reputation and customer loyalty are uncommon. Hormel Foods believes the company brings a solid asset base, strong innovation capabilities and deep customer relationships built over more than 100 years.

•	Aligns with Hormel Foods' Long-Term Growth Strategy: The acquisition reflects Hormel Foods' disciplined approach to portfolio management and capital allocation, and reinforces its focus on categories, channels and capabilities with long-term growth potential.

Wells Fargo is acting as exclusive financial advisor to Hormel Foods and Faegre Drinker Biddle & Reath is serving as legal counsel. William Blair is acting as exclusive financial advisor and Michael Best & Friedrich LLP is serving as legal counsel for Brakebush.

CONFERENCE CALL

A conference call will be webcast at 7 a.m. CT on Sep. 30, 2026. Access is available at hormelfoods.com by clicking on "Investors." The call will also be available via telephone by dialing 833-461-5787 (toll free) or 585-542-9983 (international) and providing the conference ID 284 105 358. A webcast replay will be available at investor.hormelfoods.com following the call and will remain on the website for one year.

ABOUT HORMEL FOODS

Hormel Foods Corporation, based in Austin, Minnesota, is a global branded food company with over $12 billion in annual revenue. Its brands include Planters®, Skippy®, SPAM®, Hormel® Natural Choice®, Applegate®, Wholly®, Hormel® Black Label®, Columbus®, Jennie-O® and more than 30 other beloved brands. The Company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of the best companies to work for by U.S. News

& World Report and one of America’s most responsible companies by Newsweek, was recognized by TIME magazine as one of the World’s Best Companies and has received numerous other awards and accolades for its corporate responsibility and community service efforts. For more information, visit hormelfoods.com.

ABOUT BRAKEBUSH BROTHERS, LLC

Family-owned and operated since 1925, Brakebush Brothers, LLC, offers a wide variety of further processed chicken for foodservice establishments nationwide. The company is headquartered in Westfield, WI with additional facilities in Mocksville, NC; Irving, TX; Wells, MN; and Hartwell, GA. Visit www.brakebush.com for more information.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, which are based on the current assumptions and expectations of Hormel Foods Corporation (the “Company”). These statements are typically accompanied by the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "project," "seek," "target," "will," "would," or similar words or expressions. The principal forward-looking statements in this news release include statements regarding the pending acquisition of Brakebush and the anticipated benefits of, and the Company’s plans, strategies, and objectives relating to, such acquisition.

All such forward-looking statements are intended to enjoy the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes there is a reasonable basis for the forward-looking statements, actual events or results could be materially different. The most important factors that could cause actual future results or events to differ from its forward-looking statements include, but are not limited to, risks relating to completing the acquisition in the anticipated timeframe, or at all; risks related to the ability to realize the anticipated benefits of the acquisition; the possibility that unforeseen liabilities, future capital expenditures, revenues, expenses, charges, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, and strategies resulting from the acquisition or otherwise could adversely impact the value or expected benefit of the acquisition; the expected financial and operating performance and future opportunities following the acquisition; risks relating to the receipt of regulatory approvals without unexpected delays or conditions and possibility of regulatory action; the risks and costs of the pursuit and/or implementation of the acquisition; risks related to the Company’s access to available financing to consummate the acquisition upon acceptable terms and on a timely basis or at all; the effect of the announcement or pendency of the acquisition on the Company’s or Brakebush’s business relationships, competition, business, financial condition, and operating results, including risks that the acquisition disrupts current plans and operations of the Company or Brakebush, the ability of the Company or Brakebush to retain and hire key personnel, and risks related to diverting either management team’s attention from ongoing business operations; the ability of the Company to successfully integrate Brakebush’s operations and implement its plans, forecasts, and other expectations with respect to Brakebush’s business or the combined business after the closing of the acquisition; the ability of the Company to manage any additional debt and successfully de-lever following the acquisition; the outcome of any legal proceedings that may be instituted against the Company or Brakebush related to the acquisition; and the other risks and uncertainties described in Item 1A – Risk Factors of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be accessed at hormelfoods.com in the "Investors" section. Though the Company has attempted to list comprehensively these important cautionary risk factors, the Company cautions that other factors may in the future prove to be important in affecting the Company's business or results of operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement except as otherwise required by law.

INVESTOR CONTACT	MEDIA CONTACT
Jess Blomberg	Laura Cederberg
ir@hormel.com	media@hormel.com